SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2009

THE SMALL BUSINESS COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	000-52184	55-0808106
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

1380 Willow Street
San Diego, CA 92106
(Address of principal executive offices) (Zip Code)

(619) 241-2844
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

a(1). Director Peter Barca resigned his post as director effective Saturday, June 27, 2009. In his letter of resignation attached hereto as an Exhibit, Mr. Barca listed no material disagreements on any matter relating to the registrant’s operations, policies or practices.

Date: June 30, 2009

THE SMALL BUSINESS COMPANY

By: /s/ David Larson
David Larson (President)